UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 10, 2012, Kraft Foods Inc. issued $800,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Notes”). The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of October 17, 2001, by and between us and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee, on the terms and conditions set forth in an Officers’ Certificate, dated January 10, 2012 (the “Officers’ Certificate”). A copy of the Officers’ Certificate is filed as Exhibit 4.1 to this report.

In connection with the issuance of the Notes, on January 5, 2012, we entered into a Terms Agreement (the “Terms Agreement”) with Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which we agreed to issue and sell the Notes to the Underwriters. The provisions of an Amended and Restated Underwriting Agreement dated as of February 28, 2011 (the “Underwriting Agreement”) are incorporated by reference into the Terms Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 and a copy of the Terms Agreement is filed as Exhibit 1.2 to this report.

We have filed with the Securities and Exchange Commission (the “SEC”) a Prospectus dated February 28, 2011 and a Prospectus Supplement (the “Prospectus Supplement”) dated January 5, 2012, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-172488) (the “Registration Statement”) in connection with the public offering of the Notes. We are filing the items listed below as exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement.

The Notes are subject to certain customary covenants, including limitations on our ability, with significant exceptions, (i) to incur debt secured by liens above a certain threshold, (ii) to engage in certain sale and leaseback transactions above a certain threshold and (iii) to consolidate, merge, convey or transfer our assets substantially as an entirety. In addition, upon public announcement of the record date for the previously announced proposed spin-off of our North American grocery business to our shareholders, we will be required to issue a notice of redemption of all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the Prospectus Supplement. Upon the occurrence of both (i) a change of control of us and (ii) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. within a specified period, we will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase as set forth in more detail in the Prospectus Supplement. We may redeem all, but not part, of a series of the Notes upon the occurrence of specified tax events as described in more detail in the Prospectus Supplement. A specimen of the Notes is filed as Exhibit 4.2 to this report.

Interest on the Notes is payable quarterly on January 10, April 10, July 10 and October 10, commencing April 10, 2012, to holders of record at the close of business 15 calendar days before the interest payment date. The Notes will bear interest at a rate per annum of LIBOR (determined as set forth in the Prospectus Supplement) plus 87.5 basis points and will be reset quarterly on January 10, April 10, July 10 and October 10. Interest on the Notes will be computed on the basis of a 360-day year and the actual number of days in each interest payment period.

The Notes will mature on July 10, 2013.

The Notes will be senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.

In connection with the issuance of the Notes, Gibson, Dunn & Crutcher LLP and Hunton & Williams LLP provided legal opinions which are filed with this report as Exhibits 5.1 and 5.2.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit Number	Description
1.1	Amended and Restated Underwriting Agreement, dated February 28, 2011 (incorporated by reference to Exhibit 1.1 to Kraft Foods Inc.’s Registration Statement on Form S-3 filed with the SEC on February 28, 2011).

1.2	Terms Agreement among Kraft Foods Inc. and Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein, dated January 5, 2012.

4.1	Officers’ Certificate establishing the terms of the Notes, dated January 10, 2012.

4.2	Specimen of Floating Rate Notes due 2013.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated January 10, 2012.

5.2	Opinion of Hunton & Williams LLP, dated January 10, 2012.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2012	KRAFT FOODS INC.

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Amended and Restated Underwriting Agreement, dated February 28, 2011 (incorporated by reference to Exhibit 1.1 to Kraft Foods Inc.’s Registration Statement on Form S-3 filed with the SEC on February 28, 2011).

1.2	Terms Agreement among Kraft Foods Inc. and Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein, dated January 5, 2012.

4.1	Officers’ Certificate establishing the terms of the Notes, dated January 10, 2012.

4.2	Specimen of Floating Rate Notes due 2013.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated January 10, 2012.

5.2	Opinion of Hunton & Williams LLP, dated January 10, 2012.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2 hereto).